                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)           June 24, 1997
                                                    ----------------------------

                          UC TELEVISION NETWORK CORP.
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         Delaware                   0-199999                    13-3557317
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(state of other jurisdiction      (Commission                 (IRS Employer
     of incorporation)            File Number)             Identification No.)


                 909 Third Avenue, 9th Floor, New York, New York 10022
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                         (Address of principal office)

Registrant's telephone number, including area code     (212) 980-6600
                                                       --------------

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         (Former name or former address, if changed since last report)


Item 4.  Change in Registrant's Certifying Accountant
         --------------------------------------------

     Effective June 24, 1997, UC Television Network Corp. (the "Registrant") dismissed Richard A. Eisner & Company, L.L.P. ("Eisner"), the Registrant's independent accounting firm which was previously engaged as the principal accountant to audit the Registrant's financial statements. The decision to change accountants was recommended and approved by the Registrant's board of directors.

     In an audit report dated January 12, 1996 relating to the Registrant's financial statements for the fiscal year ended October 31, 1995, Eisner stated that "[T]he Company has suffered recurring losses from operations, anticipates such losses will continue, and is in need of additional financing. These factors raise substantial doubt about its ability to continue as an ongoing concern." The report further stated that, "[T]he financial statements do not include any adjustments that might result from the outcome of this uncertainty." The Registrant has authorized Eisner to respond fully to the inquiries of Price Waterhouse, L.L.P. ("Price Waterhouse"), the Registrant's new principal accountant, concerning the subject matter of such statements.

     Other than the matter discussed in the preceding paragraph, none of Eisner's reports on the financial statements of the Registrant contained, for either of the past two years, an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. During the Registrant's two most recent fiscal years and all subsequent interim periods preceding Eisner's dismissal, there was no disagreement with Eisner on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Eisner, would have caused Eisner to make reference to the subject of the disagreement in connection with its report. During the Registrant's two most recent fiscal years and all subsequent interim periods preceding Eisner's dismissal, none of the kinds of events listed in paragraphs (A) and (B) of Item 304(a)(1)(iv) of Regulation S-B occurred.
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     Effective June 24, 1997, the Registrant engaged Price Waterhouse as the principal accountant to audit the Registrant's financial statements. During the Registrant's two most recent fiscal years and any subsequent interim periods prior to engaging Price Waterhouse, neither Registrant nor anyone on its behalf consulted Price Waterhouse regarding any matter described in Item 304(a)(2)(i) or (ii) of Regulation S-B.

     The Registrant provided Eisner with a copy of the disclosures it is making in this Current Report on Form 8-K prior to the filling of this report with the Securities and Exchange Commission. Eisner has furnished the Registrant a copy of a letter addressed to the Securities and Exchange Commission stating that Eisner agrees with the statements made by the Registrant in Item 4 of this report. Such letter is attached hereto as Exhibit 16.

Item 5.  Other Events Effective June 24, 1997 the Board of Directors appointed
         ------------
C. Thomas McMillen and Hollis W. Rademacher to serve as directors of the Registrant.

     C. Thomas McMillen, age 45, currently serves as Chairman, Chief Executive Officer and Director of Complete Wellness Centers, Inc. He also serves as a director of the following publicly held companies: Commadore Applied Technologies, Inc; Kellstrom, Inc. and North Atlantic Acquisition Corp. In addition, Mr. McMillen is on the board of visitors of the University of Maryland School of Public Affairs and is National Chairman of the University of Maryland President's Club. He is an Advisory Council Member of the Paul Nitze School of Advanced International Studies of the John Hopkins University; a member of the Board of Directors of the International Visitors Center and also serves on the Business Council for the Democratic National Committee. From 1987-1994 Mr. McMillen served three consecutive terms in the U.S. House of Representatives for the Fourth Congressional District of Maryland. He received his bachelor's degree from the University of Maryland in 1974 and was awarded a Rhodes Scholarship on which he received a Master of Arts in politics, philosophy and economics from Oxford University in 1978.

     Hollis W. Rademacher, age 61, is currently a private investor and an investment consultant. From 1987 until his retirement in 1993, he served as the Chief Financial Officer of Continental Bank Corporation and Continental Bank, N.A. ("Continental") in Chicago Illinois. Prior to being named CFO, he held various positions with Continental including Chief Credit Officer and Executive Vice President. He currently serves on the board of directors for Wintrust Financial Corporation (and several of its subsidiaries); Schawk, Inc. and Cityscape Financial Corp., all of which are publicly held companies. Mr. Rademacher received his bachelor's degree from the University of Minnesota in 1957.


Item 7.  Financial Statements and Exhibits
         ---------------------------------

     (c) Attached as Exhibit 16 is a letter from Eisner dated July 1, 1997, certifying to the Securities and Exchange Commission that Eisner has been provided a copy of this report and agrees, in all material respects, with all statements made by the Company in Item 4 of this report.

Item 8.  Change in Fiscal Year
         ---------------------

     By a resolution of the Board of Directors of the Registrant dated June 24, 1997, the fiscal year end of the Registrant was changed from October 31 to December 31. The transition period (i.e. November 1, 1997 through December 31,
1997) will be covered by a report on Form 10-QSB to be filed with the Securities and Exchange Commission within 45 days after December 31, 1997.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


July 1, 1997                     UC TELEVISION NETWORK CORP.

                                 By:    /s/ Jason Elkin
                                      -----------------
                                      Jason Elkin
                                      Chairman of the Board and
                                      Chief Executive Officer

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